UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023

Immunome, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39580	77-0694340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

665 Stockton Drive, Suite 300 Exton, Pennsylvania	19342
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 321-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IMNM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 22, 2023, Immunome, Inc. (the “Company”) announced that it had reached agreement with Atreca, Inc. (“Atreca”) on the terms of a cash acquisition pursuant to which the Company would acquire certain antibody-related assets and materials for an upfront payment of $5.5 million and up to $7.0 million in clinical development milestones. The closing of the transaction is subject to customary conditions, including the approval of Atreca’s stockholders.

In addition to historical facts, this Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. The Company’s expectation that the purchase of assets from Atreca will close; and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, the risk that the transaction with Atreca will not be completed, the Company’s ability to grow and successfully execute on its business plan, including advancing its current pipeline and any additionally acquired assets into the clinic and expanding its pipeline through its technology platforms, proprietary toolbox and the Atreca transction and other strategic transactions, if any; the ability of the Company to identify, conduct and complete IND-enabling studies; changes in the applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; the risk that regulatory approvals for the Company’s programs and product candidates are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect it or the expected benefits of the Atreca transaction; the Company’s ability to manage clinical trials or studies; the risk that pre-clinical data may not be predictive of clinical data; the complexity of numerous regulatory and legal requirements that the Company needs to comply with to operate its business; the reliance on the Company’s management; the prior experience and successes of the Company’s management team are not indicative of any future success; uncertainties related to the Company’s capital requirements and the Company’s expected cash runway; the failure to obtain, adequately protect, maintain or enforce the Company’s intellectual property rights; and other risks and uncertainties indicated from time to time described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with Securities and Exchange Commission (“SEC”) on March 16, 2023, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 9, 2023, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements which speak only as of the date made. Moreover, the Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. Except as required by law, the Company does not undertake any obligation to update publicly any forward-looking statements for any reason after the date of this Current Report on Form 8-K to conform these statements to actual results or to changes in their expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNOME, INC.

Date: December 26, 2023	By:	/s/ Clay Siegall
Clay Siegall, Ph.D.
President and Chief Executive Officer